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PC 0111

- Provident Mutual Life Insurance Company
- Providentmutual Life and Annuity Company of America, a Stock Life Insurance Company

Part II of Application for Insurance

To be completed in the handwriting of the examiner
(or of an authorized company representative on non-medical applications)

1.    First - Middle Initial - Last Name of Proposed Insured
_______________________________________________________________________

2. Date of Birth (Month, Day, Year) ___________________________

3. Social Security No. ________________________________

4. a) Height in shoes ___ft. ___in.
   b) Weight (clothed) ___ lbs.
   c) No. of pounds ___ gained ___ lost in last 2 years?

If any parts of questions 5 thru 15 are answered yes, give full details below in Q. 18.

5. Have you ever had or been told by a physician or other member of the medical profession that you had any of the following?

   a) Dizziness, fainting spells, convulsions, nervous or mental disorder, severe or persistent headache, stroke, insanity or epilepsy? ___ Yes ___ No

   b) Anemia, elevated cholesterol or any disease or disorder of the blood or persistent infections? ___ Yes ___ No

   c) Disorder of any glands, syphilis, venereal disease, breast or immune system disease or disorder?___ Yes ___ No

   d) Rheumatic fever, chorea, rheumatism or arthritis? ___ Yes ___ No

   e) High blood pressure, pain or any discomfort in the chest, angina pectoris, heart murmur, heart attack or other disorder of the heart or blood vessels, or irregular or rapid pulse? ___ Yes ___ No

   f) Shortness of breath, spitting blood, emphysema, persistent cough, disorder of the lungs, asthma, tuberculosis, pleurisy or chronic bronchitis?
___ Yes ___ No

   g) Recurrent indigestion, chronic diarrhea, passage of blood, colitis, stomach or duodenal ulcer, gall bladder disorder, pancreas or liver disorder or jaundice? ___ Yes ___ No

   h) Kidney stone or disorder, urinary or bladder disorder, sugar, albumin, pus, blood or casts in the urine, any disorder of the reproductive system?
  ___ Yes ___ No

   i) Any disease or injury of the neck, back, spine or joints or muscles
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requiring treatment of any kind? ___ Yes ___ No

   j) Hernia, varicose veins, swelling of legs or ankles, or any deformity or paralysis? ___Yes ___No

   k) Diabetes, goiter, thyroid disorder, skin disorder, tumors, lumps or growths or cancer? ___ Yes ___ No

   l) Impairment of vision not fully corrected by glasses or impairment of hearing? ___ Yes ___ No


6. Within the past 5 years have you had any disease, disorder, ailment, impairment, injury or amputation not listed above? ___ Yes ___ No

7. Have you ever used alcohol, marijuana, hallucinogens, stimulants, sedatives, or narcotics or taken any treatment for alcohol or drug use?
  ___ Yes ___ No
Kind and amount used weekly.

8. Have you ever applied for or received from any source disability benefits?
  ___ Yes ___ No
Include dates and durations.

9. Have you ever undergone or been advised by a physician or other practitioner to undergo any surgical operation? ___ Yes ___ No

10. Within the past 10 years have you ever been admitted to any hospital or sanitarium for treatment or observation? ___ Yes ___ No

11. Within the past 5 years have you been advised by a physician or other practitioner to have any special examinations or tests such as x-rays, electrocardiograms, heart, blood, urine or breathing tests? ___ Yes ___ No

12. Have you been diagnosed by a member of the medical profession as having AIDS or ARC or received treatment from a member of the medical profession for AIDS or ARC? ___ Yes ___ No

13. Are you now taking or have you within the last 2 years taken any drug or any medicine prescribed by a physician or other practitioner? ___ Yes ___ No

14. Is there any history of diabetes, cancer or heart disease in your family?
  ___ Yes ___ No

15. Have you used any tobacco product or product containing tobacco or nicotine in the last 12 months? ___ Yes ___ No

16. Family History - Age, if Living Age at death   Cause of death
  Father            ______________  ____________   ______________
  Mother            ______________  ____________   ______________
   Brothers and Sisters
     No. living ___
     No. dead ___

17. Personal physician:  (if none, physician last consulted)
  a) Name _______________________________________________________________
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  b) Address ____________________________________________________________
  c) Date last seen _____________________________________________________
  d) Reason and Outcome _________________________________________________

18. Question # above Full details Physicians, practitioners, hospitals, etc.


I have read this completed Part II and represent that to the best of my knowledge and belief all statements and answers herein are complete, true and correctly recorded.

Signed at (City, State) ______________________________________________________

on  (Date) (Month, Day, Year) ________________________________________________

Completed and Witnessed by

   Physician _________________________________________________________________

   Para-Med. Tech. ___________________________________________________________

   or Agent __________________________________________________________________

Proposed Insured _____________________________________________________________


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19. GENERAL APPEARANCE:
   a) Measured height _______
   b) Scale weight _________

20. GIRTH:
   Chest at full inspiration  ___ inches
   Chest at full expiration   ___ inches
   One inch below umbilicus   ___ inches

21. BLOOD PRESSURE:
Record three or more separate readings including the highest and the lowest. The applicant should be seated and the pressures taken over a period of at least five minutes.
                                             1         2         3
Systolic                                     ____      ____      ____
Diastolic (disappearance of all sound)       ____      ____      ____

22. URINALYSIS:
Date (Month, Day, Year) _____________
Time ____ a.m. ____ p.m.
   a) Date and hour voided
   b) Albumin present?
   c) Sugar present?

A portion of the specimen of urine should be sent to the laboratory indicated on the container and envelope provided, if:
1) Instructed by agent;
2) Albumin or sugar is present or has ever been found in the past;
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3) History of kidney disease;
4) Family history of diabetes or congenital kidney disease; or
5) Systolic blood pressure over 140 or diastolic blood pressure over 90 on examination.

23. Are you forwarding a specimen of urine to the lab? If so, give reason.

24. Where was this examination made?
     ___ Examiner's office
     ___ Agent's office
     ___ Proposed Insured's residence
     ___ Proposed Insured's place of business

25. HEART: Make examination of the heart and chest with stethoscope against bare skin. Auscultate all valve areas before and after exercise (25 vigorous hops on each foot), sitting and recumbent, including the left lateral position.


a) Heart Rate per minute
  If irregular
  complete the following:     At rest     After exercise    2 min.
after exercise

     Heart rate               _______     ______________    ______________

     Number of irregularities _______     ______________    ______________

     Type of irregularity     _______     ______________    ______________

b) Is the heart enlarged? ___Yes    ___No
If yes, indicate position of apex or left border

c) Are heart sounds normal? ___Yes   ___No

d) If murmur is present, describe below in "Additional Explanatory Remarks" its timing, location, transmission, and the effect of exercise and respiration.

26. LUNGS:  Are the lungs and thoracic cage normal? ___Yes    ___No
If no, give details.

27. ABDOMEN:  Is abdomen normal to examination and palpation? ___Yes    ___No
If no, describe below in "Additional Explanatory Remarks" scars, masses, tenderness, rigidity, or any hernia.

28. NEUROLOGICAL: Describe neurological condition including patellar and pupillary reflexes and Romberg's sign.

29. Is the thyroid normal? ___Yes ___No
If enlarged, is it ___Nodular? ___Diffuse?

30. Describe any abnormalities of:
     a) Veins (varicosities-location, extent, ankle edema, ulceration)
     b) Lymphatic glands
     c) Teeth and gums
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     d) Throat and tonsils

31. After reviewing the answers and as a result of your examination, do you find any evidence of any past or present disease not specifically mentioned in
this application? ___Yes   ___No
If yes, give details.

32. a) Has this person ever consulted you on a professional basis for other than insurance examinations? ___Yes ___No
   b) If yes, when and for what reasons?

ADDITIONAL EXPLANATORY REMARKS

I certify that the statements and answers made by the proposed insured, in answer to the questions in Part II of the application on the reverse side of this form, are correctly recorded therein; that I have made a full and careful physical examination of the proposed insured; and that the answers to the questions on both sides of this form are in my own handwriting.



Name of Agent ________________________________________________________________

F. E. ________________________________________________________________________

Agent's Code _________________________________________________________________

Physician ____________________________________________________________________

Print or type full name, address and tax no. of examiner

Name _________________________________________________________________________

Social Security or  Taxpayer's Id. No. ______________________

Street _______________________________________________________________________

City ____________________________________________State _____ Zip Code ________



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